Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Equity-Income Fund, Fidelity Structured Large Cap Growth Fund, Fidelity Structured Large Cap Value Fund, Fidelity Structured Mid Cap Growth Fund, Fidelity Structured Mid Cap Value Fund, Fidelity Utilities Fund and Spartan Tax-Free Bond Fund series of Fidelity Devonshire Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 110 to the Trust's Registration Statement on Form N-1A (File Nos. 002-24389 and 811-01352) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 106 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

March 30, 2005